[LOGO]    Incorporated under the Laws of the State Of Maryland     [LOGO]


                     NEW YORK LIFE MFA SERIES FUND, INC.
                    AUTHORIZED ISSUE 2,000,000,000 SHARES
                                  PORTFOLIO
                                 $100,000,000
                             PAR VALUE $.01 EACH

This Certifies that______________________________________________is the owner of
________________________________________________________________________________
                      fully paid and non-assessable Shares
       of the           Portfolio of New York Life MFA Series Fund, Inc.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue.

         Witness the seal of the Corporation and the signatures of its duly authorized officers.

         Dated_________________________

         ______________________________      __________________________________
                  Secretary - Treasurer                               President